EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned officers and directors of SunPower Corporation do hereby constitute and appoint Thomas H. Werner, Dennis V. Arriola, Eric Branderiz, and Christopher Jaap, and any one of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable SunPower Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with its annual report on Form10-K for the fiscal year ended January 1, 2012 (the “Report”). Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Signature	Title	Date

/S/ THOMAS H. WERNER	President, Chief Executive Officer and Director	February 29, 2012
Thomas H. Werner	(Principal Executive Officer)

/S/ DENNIS V. ARRIOLA	Executive Vice President and Chief Financial Officer	February 29, 2012
Dennis V. Arriola	(Principal Financial Officer)

/S/ ERIC BRANDERIZ	Vice President, Corporate Controller and Principal Accounting Officer	February 29, 2012
Eric Branderiz	(Principal Accounting Officer)

/S/ W. STEVE ALBRECHT	Director	February 24, 2012
W. Steve Albrecht

/S/ BETSY S. ATKINS	Director	February 27, 2012
Betsy S. Atkins

/S/ ARNAUD CHAPERON	Director	February 28, 2012
Arnaud Chaperon

/S/ BERNARD CLEMENT	Director	February 28, 2012
Bernard Clement

/S/ DENIS GIORNO	Director	February 28, 2012
Denis Giorno

/S/ THOMAS R. MCDANIEL	Director	February 25, 2012
Thomas R. McDaniel

/S/ JEAN-MARC OTERO DEL VAL	Director	February 28, 2012
Jean-Marc Otero del Val

/S/ JEROME SCHMITT	Director	February 29, 2012
Jerome Schmitt

/S/ HUMBERT DE WENDEL	Director	February 27, 2012
Humbert de Wendel

/S/ PATRICK WOOD III	Director	February 25, 2012
Patrick Wood III